Exhibit 10.2

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of May 1, 2022 and amends the Employment Agreement (defined below), between Lantern Pharma Inc. (the “Company”) and Kishor G. Bhatia (“Executive”). The Company and Executive may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Company and Executive have entered into the Employment Agreement, dated as of June 16, 2020 and previously amended as of March 4, 2021 and January 1, 2022 (collectively, the “Employment Agreement”), wherein the Company is employing Executive as the Company’s Chief Scientific Officer; and

WHEREAS, the Company and Executive wish to amend the Employment Agreement to (i) extend the term of the Employment Agreement to July 30, 2024; and (ii) increase the annual pre-tax base salary level for Executive under the Employment Agreement to $175,000 commencing as of May 1, 2022.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other legal and valuable consideration, the Parties agree as follows:

1.	The first sentence of Section 1.4 of the Employment Agreement is hereby amended to read in its entirety as follows:

“The term of Executive’s employment under this Agreement shall begin on the Effective Date and, unless sooner terminated in accordance with Section 3, shall conclude on July 30th, 2024 (the “Term”).”

2.	Section I of Exhibit A to the Employment Agreement is hereby amended to read in its entirety as follows:

“Base Salary. The Company shall pay Executive an initial pre-tax base salary (“Initial Base Salary”) of $100,000 (One Hundred Thousand U.S. Dollars) per annum, less all applicable withholdings, with such Initial Base Salary to be paid in accordance with the Company’s standard payroll practices. Commencing March 4, 2021, the Initial Base Salary shall be increased to $133,333 (One Hundred Thirty Three Thousand Three Hundred Thirty Three U.S. Dollars) per annum, less all applicable withholdings, with such increased Initial Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after March 4, 2021 and prior to January 1, 2022. Commencing January 1, 2022, the Initial Base Salary shall be increased to $138,666.32 (One Hundred Thirty Eight Thousand Six Hundred Sixty Six U.S. Dollars and Thirty Two Cents) per annum, less all applicable withholdings, with such increased Initial Base Salary (“Adjusted Base Salary”) to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after January 1, 2022 and prior to May 1, 2022. Commencing May 1, 2022, the Adjusted Base Salary shall be increased to $175,000.00 (One Hundred Seventy Five Thousand U.S. Dollars) per annum, less all applicable withholdings, with such increased Adjusted Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after May 1, 2022.”

3.	All other terms of and conditions to the Employment Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of May 1, 2022.

COMPANY:

Lantern Pharma Inc.

By:	/s/ Panna Sharma
Panna Sharma
Chief Executive Officer

EXECUTIVE:

/s/ Kishor G. Bhatia
Kishor G. Bhatia

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